20__ DEFERRAL ELECTION

I hereby elect to defer the issuance of all the shares of Alexander & Baldwin, Inc. common stock in which I vest under the restricted stock unit award to be made to me at the 20_ Annual Stockholders Meeting pursuant to the Automatic Grant Program in effect under Company’s 2007 Incentive Compensation Plan (the “Award”).

I understand that any amounts to which I may become entitled pursuant to the dividend equivalent rights I will possess with respect to the A&B shares deferred pursuant to my foregoing election will also, by reason of that deferral election, be deferred and will not be paid or distributed to me until the vested deferred shares to which those amounts pertain are issued to me in accordance with my deferral election hereunder.

I hereby make the following distribution elections with respect to the shares of Alexander & Baldwin, Inc. (“A&B”) common stock in which I vest and the additional amounts attributable to the dividend equivalent rights relating to those shares:

Distribution Date or Event:

I hereby elect the following commencement date or event for the distribution of my deferred vested A&B shares and the additional amounts attributable to the dividend equivalent rights relating to those shares:

____           April _____, 201_.

____           my cessation of service as a member of the A&B Board of Directors.

____           the earlier of (i) April _____, 20__ or (ii) my cessation of service as a member of the A&B Board of Directors.

Method of Distribution:

I hereby elect the following method of distribution for my deferred vested A&B shares and the additional amounts attributable to the dividend equivalent rights relating to those shares:

___    Lump sum distribution

___   Equal annual installments over five (5)-year term

The distribution will commence on the distribution date or event specified above or as soon thereafter as administratively practicable, but in no event later than the later of (i) the close of the calendar year in which such date or event occurs or (ii) the fifteenth day of the third calendar month following the occurrence of such date or event.

I understand that each successive annual installment of an installment distribution will be paid on the applicable one-year anniversary date of the initial installment payment date.

I understand that if I elect an installment distribution, any additional amounts to which I may become entitled during the installment distribution period pursuant to my dividend equivalent rights with respect to the undistributed portion of the deferred A&B shares will also be deferred and will not be paid to me until the deferred A&B shares to which those additional amounts pertain are issued to me in satisfaction of the installment distribution I have elected.

Terms Governing Deferral Election

I understand that the distribution of the shares and other amounts to be distributed to me in accordance with this deferral election will commence on the distribution date or event I have designated above or as soon thereafter as administratively practicable, but in no event later than the later of (i) the close of the calendar year in which such date or event occurs or (ii) the fifteenth day of the third calendar month following the occurrence of such date or event.

To the extent my rights under law to receive one or more distributions pursuant to this deferral election are greater than the rights of a general unsecured creditor of A&B, I hereby waive those rights and agree that I shall have only the rights of a general unsecured creditor with respect to the payment of my deferred amounts hereunder.

I understand that this election will become irrevocable on December 31, 20__ and cannot be changed or modified in any manner after that date.

           ____________________, 20__
Signature

This election must be completed, signed and received by the A&B Human Resources Department at Alexander & Baldwin, Inc., P.O. Box 3440, Honolulu, HI  96801-3440 on or before December 31, 20__.